Exhibit 99.2
FOR IMMEDIATE RELEASE
CONTACT:
Geoffrey Mogilner
Midway (Investors)
(773) 961-2222
gmogilner@midway.com
MIDWAY ANNOUNCES CONVERSION RATE ADJUSTMENT FOR 7.125%
CONVERTIBLE SENIOR NOTES
CHICAGO—July 14, 2006—Midway Games Inc. (NYSE:MWY) announced today an adjustment to the conversion rate for its 7.125% Convertible Senior Notes due 2026 (the “Notes”). The new conversion price for the Notes is $8.80, effective June 26, 2006. The conversion price for the Notes was previously $10.86 per share of common stock.
Notice of the conversion rate adjustment was delivered yesterday to security holders and Wells Fargo Bank, National Association, the trustee, in accordance with the terms of the Notes.
About Midway Games
Midway Games Inc. (NYSE:MWY), headquartered in Chicago, Illinois, with offices throughout the world, is a leading developer and publisher of interactive entertainment software for major videogame systems and personal computers. More information about Midway and its products can be found at www.midway.com.
# # #